Exhibit 23


                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
of Gum Tech International, Inc.

We consent to the incorporation by reference in the following Registration Statements of Gum Tech International, Inc. and any amendments thereto (1) No. 333-06199 on Form S-8; (2) No. 333-34019 on Form S-8; (3) No. 333-28821 on Form
S-3; (4) No. 333-38555 on Form S-3; (5) No. 333-82253 on Form S-3; (6) No.
333-91679 on Form S-3 and (7) No. 333-30194 on Form S-3, of our report dated February 8, 2002, relating to the consolidated balance sheets of Gum Tech International, Inc. as of December 31, 2001 and 2000 and the related consolidated statements of operations, cash flows and changes in stockholders' equity for the years ended December 31, 2001, 2000 and 1999, which report appears or is incorporated by reference in the December 31, 2001 Annual Report on Form 10-K of Gum Tech International, Inc.


                                        /s/ Angell & Deering


Denver, Colorado
March 28, 2002